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                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-83425 of Murdock Communications Corporation (the "Company") on Form SB-2 of our report dated March 22, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP


Cedar Rapids, Iowa
August 23, 1999